Second Amendment to Restricted Stock Award Agreement (United States) This Amendment to the FY 2015 Restricted Stock Award Agreement, as amended, described herein (this “Amendment”) is made as of [_____] by Four Corners Property Trust, Inc., a Maryland corporation (the “Company”). WHEREAS, ________________ (the “Grantee”) is an individual who holds a grant of _________________shares of restricted stock (the “Restricted Stock”) granted under the Company’s 2015 Omnibus Incentive Plan, as amended (the “Plan”) and evidenced by a Restricted Stock Award Agreement by and between the Company and the Grantee (the “Restricted stock Agreement”) dated __________ __, ____. WHEREAS, the Company has determined that it is desirable to amend the Restricted Stock Agreement to change certain provisions relating to dividends on such Restricted Stock. NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreement set forth in this Amendment, the Restricted Stock Agreement is hereby amended as follows: 1. Section 1(b) of the Restricted Stock Agreement is hereby deleted in its entirety and replaced with the following: “As a condition to receiving the Shares, you hereby agree that all dividends and other distributions paid with respect to the Shares (whether in cash, property or shares of Stock) shall be reinvested in additional shares of Stock. All such dividends or distributions shall be credited to you and reinvested in additional shares of Stock as of the date of payment of any such dividend or distribution based on the Fair Market Value of a share of Stock on such date; provided, however, that if the Shares to which such dividend or distribution relates vest during the period beginning on the record date of such dividend or distribution and ending on the day prior to the applicable payment date, such credit shall be based on the Fair Market Value on date immediately preceding such vesting date. Each additional share of Stock which results from such reinvestment granted hereunder shall be subject to the same vesting, forfeiture, distribution or payment, adjustment and other provisions which apply to the underlying share of Stock relates.” 2. Except as expressly provided herein, the terms and conditions of the Restricted Stock Agreement shall remain in full force and effect and shall be binding on the parties hereto. FOUR CORNERS PROPERTY TRUST, INC. By: ________________________________ Its: ________________________________ US-DOCS\111559924.1